                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of The Peoples BancTrust Company, Inc. on Form S-4 (File No. ____) of our report dated February 6, 1998, except Note 18 as to which the date is March 6, 1998, on our audits of the consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the references to our firm under the caption "Experts."


                                         /s/ COOPERS & LYBRAND L.L.P

Birmingham, Alabama
June 25, 1998